Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 19, 2003 relating to the financial statements and financial statement schedule, which appears in the Kulicke and Soffa Industries, Inc. Annual Report on Form 10-K for the year ended September 30, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, PA

January 30, 2004